Exhibit 99.1
INVESTOR RELATIONS UPDATE
April 24, 2008
General Comments
•	Fleet Reduction — Since the previous earnings call on January 24, 2008, the Company has decided to return an additional six 737-300 aircraft. Five of these aircraft will be removed from the fleet in 2008 and one will be removed from the fleet in early 2009. Three of these aircraft were already reflected on the fleet update in the April 4, 2008 investor update.

•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding transition expenses and special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is included in the CASM guidance given below.

•	Cargo / Other Revenue — Cargo / Other Revenue includes: cargo revenue, ticket change fees, excess/overweight baggage fees, contract services, simulator rental, airport clubs, Materials Service Corporation (MSC), and inflight service revenues.

•	Fuel — US Airways uses costless collars on Heating Oil Futures as a fuel-hedging vehicle. For Q208, the Company has approximately 56% of its mainline fuel hedged, and anticipates paying between $2.95 and $3.00 per gallon of jet fuel (including taxes and hedges). The weighted average collar range of the hedges in place is between $2.21 and $2.41 per gallon of heating oil, or between $69.91 and $78.31 per barrel of crude oil. Forecasted volume, fuel prices, hedge percentages, and equivalent price per barrel of crude oil are provided in the table below.

•	Taxes / NOLs — As of December 31, 2007, the Company had approximately $761 million of net operating loss carryforwards (NOL) to reduce future taxable income. Of this amount, approximately $649 million is available to reduce federal taxable income in the calendar year 2008.

In the first quarter of 2008 the Company recognized a net loss of $236 million, which increased the federal NOL available to approximately $850 million as of March 31, 2008. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As a result, in accordance with SFAS No. 109, “Accounting for Income Taxes”, income tax benefits are not recognized in the Company’s statement of operations.

As of March 31, 2008, the federal valuation allowance is $162 million of which $109 million was recognized through tax expense. In accordance with SFAS No. 109, future decreases in the valuation allowance established through the recognition of tax expense, offset the Company’s tax provision dollar for dollar. The remaining $53 million of valuation allowance relates to net unrealized losses recorded to other comprehensive income, primarily deemed temporary declines in the fair market value of certain auction rate securities.

As of March 31, 2008, the state valuation allowance is $56 million of which $28 million was recognized through tax expense and $24 million was established in purchase accounting, and will reduce goodwill when utilized.

To the extent profitable in 2008, the Company will use NOL to reduce federal and state taxable income. The Company may pay state income tax related to certain states where NOL is limited or not available to be used. The Company may also be subject to AMT liability. Since the Company’s NOL is subject to a full valuation allowance, any liability for AMT is recorded as tax expense.

•	Share Count — At the end of 1Q08, the Company had 92.0 million basic and diluted weighted average shares outstanding. Both basic and diluted shares guidance is provided in the table below.

•	Cash — At the end of Q108, the Company had approximately $2.8 billion in total cash, of which $2.4 billion was unrestricted.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
April 24, 2008
Mainline General Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.

•	Second quarter and full year 2008 CASM (excluding fuel and special items) is forecasted to increase slightly versus previous guidance due to the costs associated with removing six aircraft early, a reduction in capacity of approximately 2 to 4 percent in the second half of the year and costs associated with the new contract with our maintenance workers.

•	In light of the current industry environment, the Company has reduced discretionary CAPX for 2008 by $75 million since the beginning of the year. The Company will continue to invest in capital items related to its operational improvement plan.

Mainline General Guidance	1Q08A	2Q08E	3Q08E	4Q08E	FY08E
Available Seat Miles (ASMs) (bil)	18.3	~19.4	~19.3	~17.4	~74.4
CASM ex fuel, special items, & transition expense (YOY % change)[1]	8.57	+1% to +3%	+2% to +4%	+2% to +4%	+3% to +5%
Cargo / Other Revenues ($ mil)	230	~250	~250	~240	~970

Fuel Price (incl hedges and taxes) ($/gal)	2.60	2.95 - 3.00	3.15 - 3.20	3.29 - 3.34	3.00 - 3.05
Fuel Gallons Consumed (mil)	285	~305	~310	~280	~1,180
Percent Hedged		56%	41%	26%	44%
Weighted Avg. Heating Oil Collar Range ($/gal)		2.21 - 2.41	2.31 - 2.51	2.49 - 2.69	2.21 - 2.41
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)		2.42 - 2.62	2.46 - 2.66	2.61 - 2.81	2.37 - 2.57
Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)		69.91 - 78.31	71.98 - 80.38	77.01 - 85.41	70.32 - 78.72
Estimated Jet Price Assumption (unhedged, incl transport) ($/gal)		~3.34	~3.39	~3.38	~3.23
Impact of Fuel Hedges (Gains)/Losses ($/gal)		(0.45)	(0.30)	(0.15)	(0.30)

Interest Expense ($ mil)	60	~55	~55	~55	~225
Interest Income ($ mil)	29	~20	~20	~15	~85

Merger Update ($ mil)
Transition Expense	26	—	—	—	26

Capital Update ($ mil)	FY08E
Cash CAPX (non-aircraft)	$240
Net aircraft / PDP CAPX (E190 & A321 Acquisition & PDP)	$120
Notes:
1. CASM ex fuel, special items & transition expenses is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

Shares Outstanding ($ and shares mil)	Basic	Diluted	Interest Addback

For Q2 through Q4
Earnings above $40	92.2	95.5	$1.3
Earnings up to $40	92.2	92.4	—
Net Loss	92.2	92.2	—

Full Year 2008
Earnings above $160	92.1	95.4	$5.3
Earnings up to $160	92.1	92.3	—
Net Loss	92.1	92.1	—
Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
April 24, 2008
Express General Comments
•	US Airways Express is a network of nine regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
Express General Guidance

	1Q08A	2Q08E	3Q08E	4Q08E	FY08E
Available Seat Miles (ASMs) (bil)	3.6	~3.9	~4.1	~3.9	~15.5
CASM ex fuel ( YOY % change) [1]	13.47	-1% to -3%	-1% to -3%	-1% to -3%	-1% to -3%

Fuel Price (incl taxes) ($/gal)	2.90	3.52 - 3.57	3.48 - 3.53	3.45 - 3.50	3.35 - 3.40
Fuel Gallons Consumed (mil)	86	~95	~95	~95	~370
Express Carriers

Air Midwest Airlines, Inc. [4]	Piedmont Airlines, Inc. [2]
Air Wisconsin Airlines Corporation	PSA Airlines, Inc [2]
Chautauqua Airlines, Inc.	Republic Airways
Colgan Air, Inc. [4]	Trans States Airlines, Inc. [4]
Mesa Airlines [3]
Notes:
1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
April 24, 2008
Fleet General Comments
•	On October 2, 2007, the Company executed definitive purchase agreements with Airbus for the acquisition of 92 aircraft, including 60 single-aisle A320 family aircraft and 32 wide-body aircraft, including 22 next generation A350 XWBs and 10 A330s. The 60 A320 family aircraft are expected to replace 60 older aircraft in the airline’s fleet. Deliveries for the 60 A320 family aircraft will begin in 2010. The Company also reaffirmed its commitment to the A350 program by increasing its previously announced order of 20 A350s by two to 22 A350 XWBs in both the -800 and larger -900 series configuration. Deliveries for the A350 XWBs are expected to begin in 2014 and can be used for modest international expansion, or replacement of existing older technology aircraft. The 10 A330s will facilitate the retirement of US Airways’ existing B767 fleet. Deliveries of the A330s are expected to commence in 2009.

•	On November 15, 2007, the Company and Airbus amended the A330 purchase agreement, adding an additional five firm A330-200s to the purchase agreement. On November 20, 2007, the Company announced that it had entered into a letter of intent with International Lease Finance Corporation for the lease of two A330-200s. These additional aircraft allow the Company to continue its international growth plans of adding approximately three to four new markets per year between 2009 and 2011.

•	On January 11, 2008, the Company and Airbus amended the A320 purchase agreement, converting thirteen A319s to A320s, one A319 to an A321 and eleven A320s to A321s for deliveries during 2009 and 2010.

•	Since the previous earnings call on January 24, 2008, the Company has decided to return an additional six 737-300 aircraft. Five of these aircraft will be removed from the fleet in 2008 and one will be removed from the fleet in early 2009. Three of these aircraft were already reflected on the fleet update in the April 4, 2008 investor update.
Mainline Fleet Update (End of Period)

	YE07A	1Q08A	2Q08E	3Q08E	4Q08E	FY08E
Mainline
EMB-190	11	14	19	23	25	25
737-300	47	46	43	37	31	31
737-400	40	40	40	40	40	40
A319	93	93	93	93	93	93
A320	75	75	75	75	75	75
A321	28	28	28	31	33	33
A330	9	9	9	9	9	9
B757	43	42	42	41	39	39
B767	10	10	10	10	10	10

Total	356	357	359	359	355	355
Express Fleet Update (End of Period)

	YE07A	1Q08A	2Q08E	3Q08E	4Q08E	FY08E
Express
DH8	61	61	61	61	61	61
CRJ-200	118	117	117	116	116	116
CRJ-700	14	14	14	14	14	14
CRJ-900	38	38	38	38	38	38
EMB-170	23	21	20	20	20	20
ERJ-145	9	9	9	9	9	9
EMB-175	23	31	36	38	38	38

Total	286	291	295	296	296	296
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
April 24, 2008
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & transition expense and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended March 31, 2008, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	Q108	Q208 Range		Q308 Range		Q408 Range		FY08 Range
	Actual	Low	High	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$2,302	$2,467	$2,544	$2,488	$2,534	$2,357	$2,399	$9,630	$9,807
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	706	900	945	977	992	921	935	3,540	3,599
Less Special Charges	—	—	—	—	—	—	—	—	—
Less Transition Expenses	26	—	—	—	—	—	—	26	26

Mainline Operating Expense excluding fuel, special items, and transition expense	1,570	1,568	1,599	1,512	1,542	1,436	1,464	6,064	6,182

Mainline CASM (GAAP) (cts)	12.56	12.72	13.11	12.89	13.13	13.55	13.79	12.94	13.18

Mainline CASM excluding fuel, special items, and transition expenses (Non-GAAP) (cts)	8.57	8.08	8.24	7.83	7.99	8.25	8.41	8.15	8.31

Mainline ASMs (bil)	18.3	19.4	19.4	19.3	19.3	17.4	17.4	74.4	74.4

Express
Express Operating Expenses	$734	$829	$844	$830	$845	$806	$821	$3,189	$3,247
Less Express Fuel Expense	249	334	339	331	335	328	333	1,242	1,260

Express Operating Expenses excluding Fuel	485	495	505	499	509	479	488	1,947	1,987

Express CASM (GAAP) (cts)	20.39	21.26	21.65	20.23	20.60	20.67	21.05	20.57	20.95
Express CASM Excluding Fuel (Non-GAAP) (cts)	13.47	12.69	12.95	12.17	12.42	12.27	12.52	12.56	12.82

Express ASMs (bil)	3.6	3.9	3.9	4.1	4.1	3.9	3.9	15.5	15.5
Note: Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD-LOOKING STATEMENTS
April 24, 2008
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of changes in fuel prices and significant disruptions in fuel supply; the impact of future significant operating losses; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; reliance on third party service providers and the impact of any failure or disruption by these providers; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; government legislation and regulation, including environmental regulation; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; security-related and insurance costs; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers and reliance on those vendors and service providers; changes in prevailing interest rates; our high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; costs of ongoing data security compliance requirements and the impact of any data security breach; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; interruptions or disruptions in service at one or more of our hub airports; the impact of any accident involving the Company’s aircraft; weather conditions; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to integrate management, operations and labor groups following the merger; the ability of the Company to maintain adequate liquidity; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; the cyclical nature of the airline industry; the impact of economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com